As filed with the Securities and Exchange Commission on April 3, 2008
                                                     Registration No. 333-130900
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ELECTRONIC SENSOR TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

      Nevada                          3679                       98-0372780
 (State or other         (Primary Standard Industrial        (I.R.S. Employer
 jurisdiction of         Classification  Code Number)     Identification Number)
 incorporation or
  organization)

                           1077 Business Center Circle
                         Newbury Park, California 91320
                                 (805) 480-1994
   (Address and Telephone Number of Principal Executive Offices and Principal
                               Place of Business)

                                   Philip Yee
                Secretary, Treasurer and Chief Financial Officer
                           1077 Business Center Circle
                         Newbury Park, California 91320
                                 (805) 480-1994
            (Name, Address and Telephone Number of Agent For Service)

                                 With a copy to:

                               Neil W. Rust, Esq.
                                White & Case LLP
                              633 West Fifth Street
                          Los Angeles, California 90071
                                 (213) 620-7700

Approximate Date of Proposed Sale to the Public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]                                Accelerated filer [ ]

Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

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
THIS POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT ON FORM S-1 SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED, ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(c), MAY DETERMINE.

       DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

          On November 21, 2006, the Securities and Exchange Commission declared effective this Registration Statement on Form S-1 (previously on Form SB-2)
File No. 333-130900 of Electronic Sensor Technology, Inc. relating to the resale from time to time of up to 27,538,695 shares of common stock of the company by the selling security holders named in this Registration Statement. The company has determined that it will no longer maintain effectiveness of this Registration Statement in light of the recent cancellation of certain debentures and expiration and cancellation of certain warrants, the common stock of the Company underlying which was registered pursuant to this Registration Statement. Further, most, if not all, of the remaining common stock of the Company registered pursuant to the Registration Statement would now be eligible for resale pursuant to Rule 144 of the Securities Act of 1933, as amended, if the conditions of Rule 144 are met. Accordingly, this Post-Effective Amendment No. 2 is being filed to deregister all of the shares of common stock of the company that remain unsold under this Registration Statement, and to terminate the effectiveness of this Registration Statement.

                                   Signatures

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Post-Effective Amendment No. 2 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newbury Park, State of California, on April 3, 2008.

                                     ELECTRONIC SENSOR TECHNOLOGY, INC.


                                     By:          /s/ Barry S. Howe
                                         ---------------------------------------
                                                    Barry S. Howe
                                        President and Chief Executive Officer
                                            (Principal Executive Officer)

          In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates stated.


Date: April 3, 2008                  By:           /s/ Barry S. Howe
                                         ---------------------------------------
                                                    Barry S. Howe
                                        President and Chief Executive Officer
                                            (Principal Executive Officer)


Date: April 3, 2008                  By:            /s/ Philip Yee
                                         ---------------------------------------
                                                      Philip Yee
                                       Secretary, Treasurer and Chief Financial
                                                       Officer
                                      (Principal Financial Officer and Principal
                                                 Accounting Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.


Date: April 3, 2008                           By:               *
                                                  ------------------------------
                                                      James H. Frey, Chairman


Date: April 3, 2008                           By:               *
                                                  ------------------------------
                                                     Francis H. Chang, Director


Date: April 3, 2008                           By:               *
                                                  ------------------------------
                                                       Teong C. Lim, Director


Date: April 3, 2008                           By:               *
                                                  ------------------------------
                                                      Barry S. Howe, Director


Date: April 3, 2008                           By:               *
                                                  ------------------------------
                                                      James Wilburn, Director


Date: April 3, 2008                           By:               *
                                                  ------------------------------
                                                    Rita Benoy Bushon, Director


Date: April 3, 2008                           By:               *
                                                  ------------------------------
                                                     Lewis Larson, Director


*By: /s/ Philip Yee
     -----------------------------
     Philip Yee
     Attorney-in-Fact

                                  Exhibit Index
Exhibit
Number       Description
-------      -------------------------------------------------------------------
24.1         Power of Attorney.